EXHIBIT 99.1

SCHEDULE I

Information regarding each director and executive officer of both Novo Holdings A/S and the Novo Nordisk Foundation is set forth below.

Novo Holdings A/S

Name, Title	Address	Principal Occupation	Citizenship
Lars Rebien Sørensen Chair of the Board	Tuborg Havnevej 19 2900 Hellerup Denmark	Professional Board Director	Denmark
Steen Riisgaard Vice Chair of the Board	Tuborg Havnevej 19 2900 Hellerup Denmark	Professional Board Director	Denmark
Torsten Sløk Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Chief Economist of Apollo Global Management	USA Denmark
Nirmal Prabhakar Narvekar Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	CEO of Harvard Management Company	USA
Jun Sung Kim Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Head of the endowment fund for the National University of Singapore, and main board member of Samsung Electronics, Korea	Singapore
Francis Michael Cyprian Cuss Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Biopharmaceutical Consultant	United Kingdom
Viviane Monges Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Professional Board Director	France
Henrik Poulsen Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Senior Advisor, A.P. Møller Holding and Professional Board Director	Denmark
Britt Meelby Jensen Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Chief Executive Officer, Ambu A/S	Denmark
Susanne Antonie Schaffert Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Professional Board Director	Germany
Lars Green, Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Professional Board Director	Denmark
Kasim Kutay Chief Executive Officer	Tuborg Havnevej 19 2900 Hellerup Denmark	Chief Executive Officer, Novo Holdings A/S	United Kingdom
Nigel Kevin Govett Chief Financial Officer	Tuborg Havnevej 19 2900 Hellerup Denmark	Chief Financial Officer, Novo Holdings A/S	United Kingdom

Novo Nordisk Foundation

Name, Title	Address	Principal Occupation	Citizenship
Lars Rebien Sørensen Chair of the Board	Tuborg Havnevej 19 2900 Hellerup Denmark	Professional Board Director	Denmark
Lars Henrik Munch Vice Chair of the Board	Tuborg Havnevej 19 2900 Hellerup Denmark	Professional Board Director	Denmark
Steen Riisgaard Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Professional Board Director	Denmark
Lars Green Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Professional Board Director	Denmark
Barbara Casadei Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	British Heart Foundation Professor of Cardiovascular Medicine, Honorary Consultant Cardiologist, and Head of the National Heart and Lung Institute at Imperial College London	Italy
Nana Bule Sejbaek Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Operating Advisor, Goldman Sachs Asset Management and Professional Board Director	Denmark
Christopher Ashby Voigt Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Professor of Advanced Biotechnology and Department Head in Biological Engineering, Massachusetts Institute of Technology (MIT)	USA
Mads Boritz Grøn Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Quality Auditor, Novo Nordisk A/S	Denmark
Ole Jakob Müller Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Senior Environmental Specialist, Novonesis	Denmark
Stig Strøbaek Board Director	Tuborg Havnevej 19 2900 Hellerup Denmark	Electrician, Novo Nordisk A/S	Denmark
Mads Krogsgaard Thomsen Chief Executive Officer	Tuborg Havnevej 19 2900 Hellerup Denmark	Chief Executive Officer, Novo Nordisk Foundation	Denmark